Exhibit 10.24

FIRST AMENDMENT

TO CREDIT AND GUARANTY AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AND GUARANTY AGREEMENT (this “Amendment”) is dated as of August 25, 2014 and is entered into by and among TERRAFORM POWER OPERATING, LLC, a Delaware limited liability company (“Borrower’’) and GOLDMAN SACHS BANK USA (“Goldman Sachs”), as Administrative Agent (“Administrative Agent”), and is made with reference to that certain CREDIT AND GUARANTY AGREEMENT dated as of July 23, 2014 (as amended through the date hereof, the “Credit Agreement”) by and among Borrower, TERRAFORM POWER, LLC, a Delaware limited liability company, the subsidiaries of Borrower named therein, the Lenders, the Administrative Agent, Collateral Agent and the other Agents named therein. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement after giving effect to this Amendment.

RECITALS

WHEREAS, pursuant to Section 10.5 of the Credit Agreement, Borrower has requested that Administrative Agent agree to certain technical amendments to the Credit Agreement as provided for herein; and

WHEREAS, subject to certain conditions, Administrative Agent is willing to agree to such amendments relating to the Credit Agreement.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION I. AMENDMENTS TO CREDIT AGREEMENT

A. Amendment to Section 1.1. Clause (v) of the definition of “Permitted M&A Transaction” in Section 1.1 of the Credit Agreement is hereby amended to add the bolded and underlined text as set forth below:

“(v) Borrower shall be in compliance with the financial covenants set forth in Section 6.7 by giving pro forma effect to such acquisition as if such acquisition had occurred on the first day of the current Fiscal Quarter, and by deeming historical financial performance of the acquired Person or property for such Fiscal Quarter and each Fiscal Quarter prior thereto to be equal to the projected financial performance for the corresponding Fiscal Quarter in the following calendar year (as determined in the good faith reasonable judgment of Borrower); and”

A. Amendment to Section 2.4. Section 2.4(a) of the Credit Agreement is hereby amended to add the bolded and underlined text and delete the bolded and stricken text as set forth below:

“(a) Letters of Credit. During the Revolving Commitment Period, subject to the terms and conditions hereof, Issuing Bank agrees to issue Letters of Credit for the account of Holdings, Borrower or any of Borrower’s subsidiaries~~Borrower~~ in the aggregate amount up to but not exceeding the Letter of Credit Sublimit; provided, (i) each Letter of Credit shall be denominated in Dollars or one or more Alternative Currencies; (ii) the stated amount of each Letter of Credit shall not be less than $250,000 or such lesser amount as is acceptable to Issuing Bank; (iii) after giving effect to such issuance, in no event shall the Total Utilization of Revolving Commitments exceed the Revolving Commitments then in effect; (iv) after giving effect to such issuance, in no event shall the Letter of Credit Usage exceed the Letter of Credit Sublimit then in effect; (v) in no event shall any Letter of Credit have an expiration date later than the date which is one year from the date of issuance of such Letter of Credit; and (vi) in no event shall any Letter of Credit have an expiration date later than the Letter of Credit Expiration Date. Subject to the foregoing, Issuing Bank may agree that a Letter of Credit will automatically be extended for one or more successive periods not to exceed one year each, unless Issuing Bank elects not to extend for any such additional period; provided, Issuing Bank shall not extend any such Letter of Credit if it has received written notice that an Event of Default has occurred and is continuing at the time Issuing Bank must elect to allow such extension; provided further, if any Lender is a Defaulting Lender, Issuing Bank shall not be required to issue any Letter of Credit unless Issuing Bank has entered into arrangements satisfactory to it and Borrower to eliminate Issuing Bank’s risk with respect to the participation in Letters of Credit of the Defaulting Lender. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.”

SECTION II. CONDITIONS TO EFFECTIVENESS

The purpose of this Amendment is to cure an ambiguity, omission, defect or inconsistency in the Credit Agreement. Accordingly, this Amendment shall become effective without any further action or consent of any other party to any Loan Document if the same is not objected to in writing by the Required Lenders within five (5) Business Days of the date hereof. Each Lender is hereby instructed to provide written notice to the Administrative Agent no later than 5:00 p.m. New York time on September 2, 2014 (the “Amendment Effective Date”) if such Lender objects to this Amendment. Absent receipt of any such objection by the Required Lenders by such deadline, this Amendment shall be automatically and immediately effective on the Amendment Effective Date.

SECTION III. REPRESENTATIONS AND WARRANTIES

In order to induce Administrative Agent to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, Borrower represents and warrants to Administrative Agent that the following statements are true and correct in all respects:

A. Corporate Power and Authority. Borrower has all requisite power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as amended by this Amendment (the “Amended Agreement”) and the other Credit Documents.

B. Authorization of Agreements. The execution and delivery of this Amendment and the performance of the Amended Agreement and the other Credit Documents have been duly authorized by all necessary action on the part of Borrower.

C. No Conflict. The execution and delivery by Borrower of this Amendment and the performance by Borrower of the Amended Agreement and the other Credit Documents do not and will not (i) violate (A) any provision of any law, statute, rule or regulation, or of the certificate or articles of incorporation or partnership agreement, other constitutive documents or by-laws of Borrower or (B) any applicable order of any court or any rule, regulation or order of any Governmental Authority, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any Contractual Obligation of Borrower, where any such conflict, violation, breach or default referred to in clause (i) or (ii) of this Section III.C., individually or in the aggregate could reasonably be expected to have a Material Adverse Effect, (iii) except as permitted under the Amended Agreement, result in or require the creation or imposition of any Lien upon any of the properties or assets of Borrower (other than any Liens created under any of the Credit Documents in favor of Administrative Agent on behalf of Lenders), or (iv) require any approval of stockholders or partners or any approval or consent of any Person under any Contractual Obligation of Borrower, except for such approvals or consents which will be obtained on or before the date hereof and except for any such approvals or consents the failure of which to obtain will not have a Material Adverse Effect.

D. Governmental Consents. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the execution and delivery by Borrower of this Amendment and the performance by Borrower of the Amended Agreement and the other Credit Documents, except for such actions, consents and approvals the failure to obtain or make which could not reasonably be expected to result in a Material Adverse Effect or which have been obtained and are in full force and effect.

E. Binding Obligation. This Amendment and the Amended Agreement have been duly executed and delivered by Borrower and each constitutes a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors’ rights generally and except as enforceability may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

F. Incorporation of Representations and Warranties from Credit Agreement. The representations and warranties contained in Section 4 of the Amended Agreement are and will be true and correct in all material respects on and as of the date hereof to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date ; provided that, in each case, such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof ; provided that, in each case, such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof.

G. Absence of Default. No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Default.

SECTION IV. MISCELLANEOUS

A.	Reference to and Effect on the Credit Agreement and the Other Credit Documents.

(i) On and after the Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Credit Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this Amendment.

(ii) Except as specifically amended by this Amendment, the Credit Agreement and the other Credit Documents shall remain in full force and effect and are hereby ratified and confirmed.

(iii) The execution, delivery and performance of this Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Agent or Lender under, the Credit Agreement or any of the other Credit Documents.

B. Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

C. Applicable Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST-JUDGMENT INTEREST) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

D. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or in electronic format (i.e., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

TERRAFORM POWER OPERATING, LLC,
as Borrower

By:	TERRAFORM POWER, LLC its Sole Member and Sole Manager

By:	/s/ Carlos Domenech
Name: Carlos Domenech
Title: President and CEO

[SIGNATURE PAGE TO FIRST AMENDMENT TO CREDIT AND GUARANTY AGREEMENT]

GOLDMAN SACHS BANK USA,
as Administrative Agent

By:	/s/ Charles D. Johnston
Authorized Signatory

[SIGNATURE PAGE TO FIRST AMENDMENT TO CREDIT AND GUARANTY AGREEMENT]